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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being a director or officer or both of one of Collins & Aikman Floorcoverings, Inc. (the "Company"), Monterey Carpets, Inc. ("Monterey"), Monterey Color Systems, Inc. ("MCS") and CAF Extrusion, Inc. ("Extrusion") constitutes and appoints Edgar M. Bridger and Darrel V. McCay, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-4 relating to debt securities of the Company and the guaranties of such debt securities by Monterey, MCS and Extrusion as contemplated by the Registration Rights Agreement by and among the Company, Monterey, MCS, Credit Suisse First Boston Corporation, Banc of America Securities, LLC and the other initial purchasers named therein and all amendments (including post-effective amendments) to such Registration Statement on Form S-4 (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which such Registration Statement on Form S-4 relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

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      SIGNATURES                                  CAPACITY                                 DATE

/s/ Edgar M. Bridger           President and Chief Executive Officer (Principal        May 10, 2002
Edgar M. Bridger               Executive Officer) of Company, Monterey, MCS and
                               Extrusion; Director of Company, Monterey,
                               MCS and Extrusion


/s/ Darrel V. McCay            Vice President and Chief Financial Officer              May 10, 2002
Darrel V. McCay                (Principal Financial and Accounting Officer) of
                               Company, Monterey, MCS and Extrusion; Director
                               of Monterey, MCS and Extrusion


/s/ Caleb S. Kramer            Director of Company, Monterey, MCS and Extrusion        May 10, 2002
Caleb S. Kramer

/s/ Jason A. Mehring           Director of Company, Monterey, MCS and Extrusion        May 10, 2002
Jason A. Mehring


/s/ Ronald N. Beck             Director of Extrusion                                   May 13, 2002
Ronald N. Beck


/s/ Robert F. Perille          Director of Extrusion                                   May 13, 2002
Robert F. Perille


/s/ Stephen M. Burns           Director of Extrusion                                   May 13, 2002
Stephen M. Burns


/s/ Timothy C. DeVries         Director of Extrusion                                   May 13, 2002
Timothy C. DeVries

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